                     Confidential Treatment Requested [ ]
                                                                   EXHIBIT 10.14

                             OSMOTICS CORPORATION


                      SOLE SOURCE PRIVATE LABEL AGREEMENT
                      -----------------------------------
                                 (Fabel Paris)

          This Sole Source Private Label Agreement (this "Agreement") is made and entered into as of 01.1.97, by and between Osmotics Corporation, a Colorado corporation ("Osmotics"), and Fabel Paris, a company organized under the laws of France ("Buyer").


                                   RECITALS
                                   --------

          A. Osmotics is engaged in the development, manufacture and sale of cosmetics products, perfumes and toiletries and Buyer is engaged in the business of marketing and distributing cosmetics in international markets.

          B. Buyer desires to purchase for distribution and resale in the Territory (as defined in Section 1(g)) and under Buyer's Trademarks (as defined
                         ------------
in Section 1(b)), certain quantities of the Products (as defined in Section
   ------------                                                     -------
1(f), and Osmotics desires to sell such Products to the Buyer, upon the terms and conditions set forth in this Agreement.


                                   AGREEMENT
                                   ---------

          NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties agree as follows:


          1.   Definitions.
               -----------

               (A) "AGREEMENT" shall mean this document and any annex, exhibit, attachment, schedule, addendum, or modification hereto, unless the context otherwise indicates.

               (B) "BUYER'S TRADEMARKS" shall mean the trademarks, logos and other marks owned or licensed by Buyer and used in connection with the promotion, distribution and sale of the Products, whether registered or not.

               (C) "CUSTOMER" OR "CUSTOMERS" shall mean any purchaser or purchasers of Products from Buyer.

               (D) "INTELLECTUAL PROPERTY" shall mean the Osmotics Trademarks and the patents, copyrights, trade secrets, formulas, know-how, proprietary information and all other intellectual property rights owned or licensed by Osmotics relating to the Products.

               (E) "OSMOTICS TRADEMARKS" shall mean the trademarks, logos and other marks owned or licensed by Osmotics relating to the Products, whether or not registered, all as identified on Exhibit A hereto, as the same may be
                                     ---------
amended from time to time by Osmotics, including all translations thereof.

               (F) "PRODUCTS" shall mean specially formulated cosmetic patches ("Pouched Patches") and related liquid solution ("Oil Solvent") developed and manufactured by Osmotics and sold by Osmotics under the trademark WRINKLE PATCH, and which Buyer desires to purchase for resale under Buyer's Trademarks.

               (G) "TERRITORY" shall mean any country or countries, other than the countries situated in the region commonly known as the Pacific Rim (the "Excluded Territory"), as more specifically identified in Exhibit B, as the same
                                                          ---------
may be amended from time to time by agreement of the parties.

          2.   Sole Source Agreement.
               ---------------------

               (A) SOLE SOURCE; REQUIREMENTS. Subject to the terms and conditions of this Agreement, Osmotics hereby agrees to supply Products to Buyer from time to time in such quantities as Buyer shall request in a written order pursuant to Section 6(a). Buyer acknowledges and agrees that Osmotics shall,
            ------------
during the initial term and any renewal term hereof, Osmotics shall be its sole source manufacturer with respect to the Products, and Buyer shall not purchase any product substantially similar to the Products from any other supplier for sale or distribution within either the Territory or the Excluded Territory. The Buyer agrees to purchase all of its requirements for the Products from Osmotics.

               (B) PACKAGING. Products sold to Buyer hereunder shall be sold and delivered in bulk. Buyer shall be solely responsible for providing all packaging of the Products for resale under Buyer's Trademarks.

               (C) NON-EXCLUSIVITY. The Buyer acknowledges and agrees that nothing contained herein shall prevent Osmotics from selling Products in the Territory under the Osmotics Trademarks. Osmotics reserves the right to appoint sales representatives, agents, and/or distributors for the Products in or for the Territory, and Osmotics reserves the right, for itself and its designees, at any time, to sell the Products directly in the Territory, in each case without thereby incurring any setoff or other payment obligation to the Buyer of any type or nature.

               (D) TRADE CHANNELS. Buyer acknowledges and agrees that Osmotics will market and sell Products in the Territory under the Osmotics Trademarks during and after the term hereof and the parties desire to avoid any marketing conflict respecting the sale of

Products under their respective trademarks. Accordingly, Buyer agrees that it shall not market, promote or sell any Products under the Buyer's Trademarks in the Up-Scale Market (as defined herein) and Osmotics agrees that it shall not sell Products under the Osmotics Trademarks except in the Up-Scale Market. As used herein, the term "Up-Scale Market" shall mean and refer to the entire trade channel which is comprised of perfumeries and retail stores and establishments such as those listed, by way of example, on Exhibit C hereto.
                                            ---------

               (E) LIMITATIONS ON RESALE ACTIVITIES. The reselling activities of Buyer with respect to the Products are hereby expressly subject to the following provisions: (i) Buyer shall refrain from seeking Customers, establishing any branch and establishing any distribution depot within any country located within the Excluded Territory; (ii Buyer shall use only its name or trade names and the Buyer's Trademarks in marketing, distributing and selling the Products. Buyer shall not, without the prior written consent of Osmotics, use any Osmotics Trademarks in connection therewith or for any other purpose, and shall not use the name "Osmotics Corporation" or any trade name of Osmotics for any reason in connection with its promotion and distribution of the Products or disclose the terms and conditions of this Agreement to any third party, except as required by applicable law or governmental authority; and (iii) Buyer shall not sell or assign any Products to any discount house or similar retail discount operation.

               (F) BUSINESS RISKS. Except as expressly provided otherwise in this Agreement, Buyer shall bear all risks attendant to its capacity as a purchaser, exporter, importer and reseller of the Products, including risks of credit, currency devaluation, blocked currency, confiscation, expropriation, rebellion, revolution, war, and all other risks of transaction within the Territory.

               (G) INDEPENDENT CONTRACTORS. It is expressly understood that the relations of the parties are those of a purchaser, on the part of Buyer, and seller on the part of Osmotics, and that each party is an independent contractor with the sole responsibility for its own business. Buyer shall not be considered an agent, distributor or legal representative of Osmotics for any purpose and neither the Buyer nor any director, officer, agent, employee, or independent contractor of the Buyer shall be, or be considered, an agent or employee of Osmotics. Buyer is not granted and shall not exercise the right or authority to assume, create, or represent to have the authority to assume or create contractual obligations or responsibilities on behalf of Osmotics, including without limitation contractual undertakings and obligations based on warranties or guarantees, on behalf of or in the name of Osmotics.

               (H) OPERATIONS AND EXPENSES. All operations and activities of the Buyer, including but not limited to its employees, agents, independent contractors, facilities, and equipment, shall be subject to the sole control and management of the Buyer. Buyer is solely responsible for its own costs and expenses and Buyer shall not incur any costs or expenses on behalf of Osmotics. The Buyer shall provide, at its own expense, such office space and facilities, and hire and train such personnel, as may be required to carry out its obligations under this Agreement.

               (I) RETAILER PRIVATE LABELS. Buyer may, and at the request of Osmotics shall, accept orders for Products from third party retailers approved or designated by Osmotics ("Designated Retailers") to be resold at retail by such Designated Retailers under their own brand names and private labels. In connection with its sales of Products to any Designated Retailer, and as a condition of Osmotics' obligation to supply Products for resale by such Designated Retailer, Buyer shall enter into an agreement with such Designated Retailer containing the covenant of the Designated Retailer (in substance satisfactory to Osmotics) that it will not, during or after the term of such agreement, sell Competing Products. Buyer shall, upon the request of Osmotics or any Designated Retailer, deliver Products to such Designated Retailer in packaging provided or approved by such Designated Retailer.

          3.   Buyer's General Obligations.
               ---------------------------

               (A) BEST EFFORTS. Buyer agrees to use its continuing diligence and best efforts to market, promote, and distribute the Products and to secure purchasers for the Products within the Territory.

               (B) RECORDS AND REPORTS. Buyer hereby acknowledges that Osmotics requires accurate information regarding the retail prices at which Products are sold in certain locations within the Territory and that, due to the nature of the cosmetics industry, Osmotics desires to maintain the ability to trace the purchasers of the Products. Accordingly:

                   (i) Buyer shall keep true and accurate records of sales of Products to its Customers. All of such records and the files upon which they are based shall be open to inspection by Osmotics' authorized representatives during Buyer's regular business hours for the purpose of monitoring Buyer's compliance with the terms and conditions of this Agreement; provided, that such representatives shall be required to agree to maintain the confidentiality of such records except as necessary to the purposes contemplated by this Section 3.
                                                                      ---------

                   (ii) Buyer shall provide Osmotics with quarterly forecasts of sales and any other information, such as special marketing events, which may cause potential increases in demand, not later than thirty days prior to the end of each quarter. Such reports, setting forth the required information respecting the quarter immediately succeeding the following dates, shall be due on the first day of December, March, June and September of each year during the initial term and any renewal term hereof.

                   (iii) Buyer shall keep Osmotics informed of its price lists (including retail) and shall inform Osmotics immediately of any actual or anticipated changes in Buyer's organization or method of doing business which might affect the performance of Buyer's duties hereunder.

               (C) RETAIL PRICING. To the extent permitted under the laws of the Territory, Buyer will consult with Osmotics with reference to the determination of retail prices, trade discounts, promotional discount, sales incentives and special offers as Osmotics may determine and establish, and Buyer shall to the best of its ability cause all of its customers to maintain such retail prices, trade discounts, promotional discounts, sales incentives and special offers and shall cease selling the Products to any of its customers who fail to maintain the aforementioned retail prices, trade discounts, promotional discounts, sales incentives and special offers.


          4.   Compliance with Laws.  Buyer acknowledges that it will at all
               --------------------
times be acting as an exporter and importer of the Products for distribution in accordance with the provisions of this Agreement. Accordingly, all sales of Products hereunder shall at all times be subject to the export control laws and regulations of the United States, as the same may be amended from time to time. The Buyer agrees that it shall not make any disposition, by way of trans-shipment, re-export, diversion or otherwise, except as such laws and regulations may expressly permit, of U.S. origin Products. Buyer shall strictly comply with all laws and regulations pertaining to the exportation, importation, promotion, sale and distribution of the Products at any time in force in countries within the Territory and the United States. Without limiting the generality of the foregoing provision, Buyer expressly agrees as follows:

               (A) IMPORTATION OF PRODUCTS. Buyer shall arrange for clearance through customs of all Products and the transportation thereof to Buyer's facility in Paris, France solely at Buyer's cost and expense. Buyer shall pay all customs, import, excise, sales, and other similar duties and taxes payable in respect of the Products shipped to Buyer.

               (B) AUTHORIZATIONS. Buyer shall obtain any licenses, authorizations, permissions, and other documents, and shall comply with all formalities for import, export, distribution, sale and/or other disposal of the Products in, to and from Paris, France and within the Territory solely at its cost and expense and in its own name.

          5.   General Obligations of Osmotics.
               -------------------------------

               (A) PRODUCT INFORMATION AND ASSISTANCE. Osmotics shall promptly deliver to the Buyer information relating to the Products which Osmotics reasonably believes to be necessary to enable the Buyer to market and sell the Products. Upon Buyer's request and at its expense, Osmotics shall provide additional assistance and training to the Buyer at a site designated by the Buyer at times as may be mutually agreed upon by the parties.

               (B) OTHER ASSISTANCE. Osmotics shall assist Buyer to the extent reasonably necessary to comply with any of its obligations under Section 4.
                                                                 ---------
Notwithstanding the foregoing, Osmotics shall not be liable if any authorization is delayed, denied, revoked, restricted or not renewed.

                     Confidential Treatment Requested [ ]

          6.   Purchase and Delivery of Products.
               ---------------------------------

               (A) PURCHASE ORDERS. All orders shall be made in writing, telex and facsimile included. All orders placed by Buyer shall be deemed offers to purchase upon transmission which shall not be binding upon Osmotics unless and until they have been accepted by Osmotics, such acceptance to be evidenced solely by Osmotics' shipment of Products upon any such order. The terms of this Agreement shall govern any purchases of Products by the Buyer, notwithstanding any additional or contrary terms set forth in Buyer's purchase order. Each order shall be made not less than thirty days nor more than 45 days prior to the Buyer's desired delivery date.

               (B) PURCHASE PRICE. The purchase price for the Pouched Patches shall be [ ]. The purchase price of the Oil Solvent shall be [ ]. The foregoing prices are F.O.B. Osmotics' facility at Montrose, Colorado. The aggregate price per order may vary if Buyer requests any additional or special shipping or handling.

               (C) PAYMENT; CURRENCY. Payment in full for any order shall be due and payable net 60 days following the date of delivery by wire transfer of immediately available funds pursuant to such instructions therefor as Osmotics shall provide to Buyer from time to time in writing. Any and all sums due Osmotics under the terms of this Agreement shall be paid in United States dollars (or such other currency as Osmotics shall designate) at the rate of exchange prevailing on the date payment is due, and at such place, in such manner and on such credit terms, if any, as Osmotics shall determine. Osmotics shall have the right to revise the place and the manner of payment and credit terms, if any, to protect its interests.

          7.   Delivery; Risk of Loss; Security Interest.
               -----------------------------------------

               (A) SHIPMENT. Osmotics shall ship the Products ordered by Buyer as soon as possible within the normal shipping schedule established by Osmotics from time to time, but cannot guarantee a specific shipment date. Accordingly, Osmotics' sole obligation to Buyer shall be to ship Products as promptly as reasonably practicable following each order. All deliveries of Products shall be made F.O.B. Osmotics' plant.

               (B) RISK OF LOSS. Title and all risk of loss or damage to the Products shall vest in the Buyer at the time of Osmotics' delivery of the Products to the carrier notwithstanding any shipping and insurance arrangements made by Osmotics on the Buyer's behalf. However, Osmotics reserves a purchase money security interest in each Product delivered until full payment is received. Osmotics may file this Agreement as a financing statement pursuant to applicable law to evidence or perfect Osmotics' security interest. Buyer agrees to execute any additional documents Osmotics deems necessary or desirable to perfect or protect its security interest in the Products or to enable Osmotics to exercise its rights and remedies hereunder.

          8.   Insurance.  Buyer represents that it currently maintains, and
               ---------
hereby agrees that it shall continue to maintain during the term of this Agreement, comprehensive general liability insurance, property damage insurance, and such other insurance in such amounts and with such coverage as are and shall be customary in the Buyer's line of business and as required by law. Buyer shall provide Osmotics with certificates evidencing such insurance upon commencement of this Agreement and upon commencement of each extension of this Agreement. Osmotics shall cause Buyer to be added as a named insured on its product liability insurance policy.

          9.   Warranty and Limitation of Liability.
               ------------------------------------

               (A) WARRANTY; DISCLAIMER. Osmotics warrants to the Buyer that, until the expiration date stated on the Products or, if none, one year from the date of shipment, the Products shall conform to the description of such Products as provided in Osmotics' written materials setting forth such descriptions and such specification as may be required from time to time by the United States government. THIS WARRANTY IS EXCLUSIVE AND OSMOTICS MAKES NO OTHER REPRESENTATION OR WARRANTY TO BUYER OR ANY CUSTOMER OR OTHER THIRD PARTY, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY OR OF FITNESS FOR A PARTICULAR PURPOSE. Osmotics specifically disclaims any warranty that the Products are free from infectious agents or deleterious properties. This warranty shall not apply if Osmotics determines in its sole discretion, that Buyer or any purchaser of the Product has misused or mishandled the Products in any manner or has failed to use the Products in accordance with instructions furnished by Osmotics. During the warranty period, Osmotics will, at its option, refund the purchase price of or replace any Product proved to Osmotics' satisfaction to be defective or nonconforming; provided that Buyer returns the Product to the point of shipment properly packed and shipment prepaid. Concurrently with any refund or Product replacement, Osmotics shall reimburse Buyer for the cost of shipping the defective Product to Osmotics.

               (B) RETURNS. No returns of Products will be accepted unless Buyer complies with Osmotics' return policy, as amended from time to time. A copy of Osmotics' current return policy is attached hereto as Exhibit D.
                                                              ---------
Replacement shall mean furnishing a new shipment (F.O.B. place of original shipment) of the Product in an amount sufficient to replace any Product found to be defective or nonconforming.

               (C) LIMITATION OF LIABILITY. OSMOTICS' ENTIRE LIABILITY AND THE BUYER'S (AND ITS CUSTOMERS') EXCLUSIVE REMEDY SHALL BE AS FOLLOWS:

IF THE BUYER RIGHTFULLY REJECTS THE PRODUCTS, OR JUSTIFIABLY REVOKES ACCEPTANCE OF THE PRODUCTS, THE BUYER'S (AND ITS

CUSTOMERS') SOLE REMEDY IS A REFUND OR CREDIT FOR ANY PAYMENTS MADE FOR THE REJECTED OR REVOKED PRODUCTS UPON RETURN OF THE PRODUCTS TO OSMOTICS IN ACCORDANCE WITH SECTION 9(a) ABOVE.
                ------------

AFTER ACCEPTANCE OF THE PRODUCTS, BUYER'S AND ITS CUSTOMERS' SOLE REMEDY IS FOR REFUND OR REPLACEMENT, PURSUANT TO THE TERMS OF THE WARRANTY SET FORTH IN SECTIONS 9(a) and (b) ABOVE.
---------------------

OTHER THAN OSMOTICS' OBLIGATION TO REFUND OR REPLACE AS SET FORTH ABOVE, OSMOTICS SHALL NOT BE LIABLE FOR ANY LOST PROFITS OR INCIDENTAL, CONSEQUENTIAL, INDIRECT, SPECIAL OR OTHER DAMAGES OF ANY KIND, FOR ANY REASON WHATSOEVER INCLUDING, BUT NOT LIMITED TO, DAMAGES BASED UPON NEGLIGENCE, BREACH OF WARRANTY, STRICT LIABILITY, OR ANY OTHER THEORY, EXCEPT AS SET FORTH IN SECTION
                                                                        -------
10(b).
-----

INCIDENTAL AND CONSEQUENTIAL DAMAGES SHALL NOT BE RECOVERABLE EVEN IF THE REPLACEMENT REMEDY FAILS ITS PURPOSE OR FOR ANY OTHER REASON.

          10.  Indemnification.
               ---------------

               (A) OSMOTICS' RIGHT OF INDEMNIFICATION. Buyer agrees that it shall indemnify and hold Osmotics harmless from and against all claims, damages, losses, and expenses, including reasonable attorneys' fees, arising out of or resulting from (i) the sale, handling, storage, transport, use or application of the Products by Buyer, or its employees, agents, customers, or anyone for whose actions any of them may be liable or (ii) any breach by the Buyer of the terms or conditions of this Agreement, including any misrepresentation by Buyer of its authority hereunder or any representation or warranty made by the Buyer to Osmotics or with respect to Osmotics and/or the Products, which were untrue when made or were not authorized in writing by Osmotics.

               (B) BUYER'S RIGHT OF INDEMNIFICATION. Osmotics agrees that it shall indemnify and hold Buyer harmless from and against all claims, damages, losses, and expenses, including reasonable attorneys' fees, arising out of or resulting from any claim of any individual for personal injury arising out of such individual's use of Products sold in the Territory; provided that the foregoing right of indemnification shall not apply in any instance where such alleged personal injury arose from the use of Products which have been altered in any way following shipment by Osmotics, or which were used by such individual other than in accordance with instructions provided by Osmotics, or which were used in conjunction with products other than the Products. As a condition to the enforceability of such right of indemnification, Buyer shall give Osmotics timely written notice of any action brought against Buyer or Osmotics and Osmotics shall have the right and option to direct and control the defense of such action.

          11.  Intellectual Property.
               ---------------------

          (a) Osmotics does not grant to the Buyer any license to use any of its Intellectual Property. Buyer agrees not to use any packaging, labels, advertising or any other materials on which the Osmotics Trademarks appear.

          (b) The Buyer acknowledges that Osmotics is the owner of the Intellectual Property, including the Osmotics Trademarks, and all rights and good will associated with the Intellectual Property. Buyer shall not claim adversely to possess any right, title or interest in and to such Intellectual Property or to assist any third party in so claiming.

          (c) Upon the request of Osmotics, the Buyer agrees to provide Osmotics information regarding its packaging, labels, advertising, and other materials it uses in connection with its sales and marketing of the Product for the purpose of monitoring the Buyer's compliance with Osmotic's Intellectual Property rights.

          12.  Proprietary Information.
               -----------------------

               (A) CONFIDENTIAL INFORMATION. In performing this Agreement, each party may receive information of a confidential and proprietary nature regarding the other, including information about such party's intellectual property and its operations, including, but not limited to, research, formulas, marketing plans, strategies, forecasts, budgets, and customer and supplier lists (hereinafter called "Confidential Information"). Confidential Information shall be held in strict confidence by the recipient, shall not be used except as permitted hereunder, and shall not be disclosed to any third party without the prior written consent of the disclosing party. The employees, agents, and sublicensees of the recipient shall be bound to the same obligations of confidentiality and restrictions on use as the recipient. Confidential Information shall not include:

                    (i) information which is known to the recipient prior to the date of receipt and not obtained or derived in any manner related to this Agreement;

                    (ii) information which is or becomes part of the public domain through no fault of the recipient; or

                    (iii) information which is obtained from a third party who lawfully possesses such Confidential Information and is under no obligation to keep such Confidential Information confidential.

               (B) DISCLOSURE TO TRIBUNAL. If disclosure of Confidential Information is required by law, regulation or order, other than as contemplated by subsection (c) below, such Confidential Information may be disclosed by the recipient; provided that the disclosing party is notified before the recipient makes any such disclosure and the recipient uses its best efforts to ensure that the disclosures are treated, to the extent possible, as confidential by the government agency or other person or entity receiving Confidential

Information.

               (C) REGISTRATIONS. If, in connection with the obtaining of any health or other registration or authorization with respect to the Products, Buyer shall be required to present to a government agency or authority formulas with respect to the Products and such formulas shall be furnished by Osmotics to Buyer for such purpose, then, in such event Buyer shall treat the said formulas in all respects as strictly confidential and as trade secrets and will not disclose the same to any party other than the aforesaid government agency or authority. Buyer shall promptly notify Osmotics of any request for such formulas made by said government agency or authority. Further, said formulas shall be disclosed by Buyer only to such persons within Buyer's organization who require the same for the purpose of the filing of formula statements with the said government agency or authority, and at Osmotics' request, Buyer shall cause the aforesaid people in Buyer's organization to sign such nondisclosure or trade secrets agreements as Osmotics may require with respect to said formulas. In all other respects, the said formulas shall be kept confidential by Buyer and shall not be used for any purpose other than that described herein.

          13.  Covenant not to Compete.  Buyer hereby covenants and agrees that
               -----------------------
it shall not be an owner, partner, officer, director, manager, employee, or other representative any person or entity which manufactures, markets or sells products which compete directly with the Products ("Competing Products"), (b) that no such person or entity shall hold any interest, directly or indirectly, in Buyer and (c) that it shall not otherwise, directly or indirectly, manufacture, promote or sell Competing Products under any contract, joint venture or other arrangement.

          14.  Survival.  The provisions of Sections 12 and 13 shall survive the
               --------                     ------------------
termination or expiration of this Agreement.

          15.  Remedies.  The parties acknowledge that a breach by either party
               --------
of the provisions of Sections 10, 11, 12 and 13 of this Agreement will cause the
                     --------------------------
other party irreparable injury for which it cannot be reasonably or adequately compensated in money damages. The injured party shall, therefore, be entitled, in addition to all other remedies available to it, to injunctive and other equitable relief to prevent a breach of such provisions, or any part of them, and to secure their enforcement. Nothing contained herein shall be construed as prohibiting a party from pursuing any other remedies available to it, including the recovery of damages, in the event of a breach of this Agreement.

          16.  Term and Termination.  Unless sooner terminated as provided
               --------------------
below, the term of this Agreement shall commence as of the date set forth above and shall continue for five years, whereupon this Agreement shall automatically extend for additional periods of five years each unless either party gives written notice to the other that it does not intend so to extend this Agreement, at least 90 days prior to the expiration of the initial term or any renewal term hereof.

          17.  Termination.
               -----------

               (A) AUTOMATIC TERMINATION. This Agreement shall immediately and automatically terminate without notice to the Buyer upon either of the following events:

                      (i) the attempted or actual assignment by Buyer of this Agreement or any of its rights or obligations hereunder without the prior written consent of Osmotics; or

                      (ii) the voluntary bankruptcy, dissolution or liquidation of Buyer or the appointment of a receiver for any substantial portion of the assets of Buyer.

               (B) MATERIAL DEFAULT. In the event of a material default by either party in the performance of this Agreement, the other party may give written notice to the defaulting party specifying the nature and extent of the default and requiring cure; and the defaulting party shall have sixty (60) days thereafter to cure such default. If such default is not cured within such sixty
(60) day period, then the aggrieved party may by written notice declare this Agreement immediately terminated.

               (c) This Agreement may be terminated immediately by Osmotics by notice in writing to Buyer upon either of the following events:

                      (i) there are any changes in the financial or business condition or other circumstances of Buyer which, in the judgment of Osmotics, are materially detrimental to the interests of Osmotics, including, without limitation, any acquisition of any interest in Buyer by an entity engaged in any business which, in the judgment of Osmotics, manufactures Competing Products (or the acquisition by Buyer of any interest in any such entity); or

                      (ii) the commencement of an involuntary bankruptcy proceeding against Buyer which proceeding is not dismissed within sixty (60) days; or

          18.  Disposition of Products Upon Termination.  Osmotics assumes no
               ----------------------------------------
responsibility or obligation for or with respect to Products in the possession of the Buyer at or after termination of this Agreement; provided, however, that Osmotics shall have the right, at its option, within thirty (30) days after the date of termination to purchase or cause to be purchased any or all of the Products in the Buyer's inventory at a price equal to the "F.O.B." price thereof to the Buyer. The Buyer shall pack and arrange for shipping of such Products as are so purchased.

          19.  Force Majeure.  Neither party to this Agreement shall be liable
               -------------
to the other and neither shall be deemed in default hereunder for any failure or delay in the performance of any of its covenants, agreements or obligations, hereunder, other than the failure to pay money when due, caused by or arising out of conditions of force majeure. In this clause, "conditions of force majeure" shall mean any war, riot, social disturbance, act of God, strike, lockout, trade dispute or labor disturbance, accident, breakdown of plant or machinery, fire, flood, difficulty in obtaining workmen or materials or transportation, any law, act or order of any court, board, government, or other direct authority of competent jurisdiction, or any other cause beyond the reasonable control of the party. The party affected by any condition of force majeure as described in this provision shall promptly notify the other party in writing and hereby agrees to use reasonable diligence to remove any such conditions of force majeure as may occur from time to time; provided, however, nothing contained herein shall require the settlement of strikes, lockouts, or other labor difficulties by the party affected contrary to its wishes.

          20.  Notices.  Any notices, payments or other communications required
               -------
or permitted to be given or made hereunder shall be in writing in the English language and shall be hand delivered or sent by registered airmail letter, postage prepaid, express courier, and (except for payments) facsimile or telex to the other party at its address set forth below or to such other address as may from time to time be notified by one party to the other in accordance with this Section.

          If to Osmotics:

               Osmotics Corporation
               1125 17th Street, Suite 2310
               Denver, Colorado  80202 USA
               Attn:  Steven Porter
               Telephone:  (303) 292-3350
               Facsimile:    (303) 293-2087

          If to Buyer:

               Fabel Paris
               11-13, Rue Des Champs
               92600 Asneires
               Paris, France
               Attn:  Michel Favier
               Telephone: 01 47 91 44 77
               Facsimile:   01 47 91 03 79

All notices, payments and other communications shall be effective (i) if sent by registered airmail letter, when received or seven (7) days after mailing, whichever is earlier; (ii) if hand delivered or sent by express courier, when delivered; or (iii) if by facsimile or telex, when received by the machine to which it was transmitted (a machine-generated transaction report produced by sender bearing recipient's facsimile number being prima facie proof of receipt.)

          21.  Entire Agreement.  This Agreement constitutes the entire
               ----------------
agreement
between the parties relating to the subject matter hereof and supersedes all prior written and oral understand ings and agreements between the parties. No modification or waiver of any term or condition of this Agreement shall be valid or binding unless the same is in writing signed by both parties.

          22.  Arbitration.  Any controversy or claim arising out of or relating
               -----------
to this Agreement, or the breach thereof shall be settled by arbitration in Denver, Colorado in accordance with the commercial rules, then obtaining, of the American Arbitration Association, and judgment upon the award rendered may be entered in any court having jurisdiction thereof pursuant to Section 23.
                                                             ----------

          23.  Choice of Law; Jurisdiction.  This Agreement shall be governed by
               ---------------------------
and construed in accordance with the laws of the State of Colorado, USA, without regard to its conflict of laws principles. Buyer hereby waives French jurisdiction and consents to the jurisdiction and venue of the state and federal courts of Colorado over any disputes arising hereunder. The English language text of this Agreement shall be the authorized text for all purposes.

          24.  Assignability; Binding Effect.  This Agreement may not be
               -----------------------------
assigned, sublicensed or transferred by Buyer, by operation of law or otherwise, without the prior written consent of Osmotics. For purposes of this Agreement, a change in control of or a merger or consolidation involving Buyer, shall be deemed an assignment. Subject to this condition, this Agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties.

          25.  Authority.  Each party to this Agreement warrants that it has the
               ---------
authority to execute and perform this Agreement and that this Agreement is the valid and binding obligation of such party, enforceable against such party in accordance with its terms.

          26.  Severability.  If any provision of this Agreement shall be
               ------------
adjudged by a court to be void or unenforceable, the Agreement shall be deemed modified to the minimum extent necessary to avoid the illegality, but the void or unenforceable provision shall in no way affect any other provision of this Agreement or the validity or enforceability of the remainder of this Agreement.

          27.  Governmental Approvals.  The parties agree that if any
               ----------------------
governmental approvals or filings are required, the parties will jointly cooperate to make all such filings and obtain all such approvals. If any such approval will require substantive modifications to this Agreement and the parties cannot agree upon modifications which will permit governmental approval, either party may terminate this Agreement by written notice to the other without further liability to the other except for obligations accrued to the date of termination and obligations which are otherwise specified herein as surviving termination.

          IN WITNESS WHEREOF, the parties hereto have caused this Sole Source

     Private Label Agreement to be executed by their respective duly authorized representatives on the day and year first above written.

OSMOTICS CORPORATION


                                     By_____________________________________
                                       Steven Porter, President


                                     FABEL PARIS


                                     By_____________________________________
                                       Michel Favier, Directeur General

                                   EXHIBIT A


                           DISTRIBUTOR'S TRADEMARKS
                           ------------------------

                             [trademarks graphics]

                                   EXHIBIT B


                              EXCLUDED TERRITORY
                              ------------------


Japan

Korea

Australia

New Zealand

Thailand

China

Malaysia

Hawaii

Singapore

Indonesia

                                   EXHIBIT C

                                Up-Scale Market
                                ---------------

The following establishments within the Territory are representative of the retail establishments included in the Up-Scale Market:

                              Galeries Lafayette
                              Sephora
                              Le Printemps

                     Confidential Treatment Requested [ ]

                                   Exhibit D
                                   ---------

                                 RETURN POLICY
                                 -------------


Except as described below, no returns of Products will be accepted by Osmotics unless agreed to in writing by Osmotics. When a defective Product claim is received, Osmotics will immediately recheck its quality control records to ensure the Product performed according to Osmotics' Certificate of Analysis upon shipment.

Osmotics will retest Product Buyer believes to be defective and compare its performance to that of Osmotics' retention samples.

          a) If Osmotics' retention samples perform according to Osmotics' original release specifications but the returned Product does not, Osmotics will assume the Product was compromised either in shipping or handling after it left the Osmotics facility. In this case, Osmotics will assist Buyer in filing a claim with Buyer's carrier but Osmotics will assume no liability for the claim.

          b) If the Product's performance compares favorably with Osmotics' retention samples but Buyer wants to exchange the Product for a different lot, Osmotics will exchange the lot for Buyer, but Buyer will be charged a [ ] restocking fee.

                                      C-2